UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2017

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.    Other Events.
On January 23, 2017, the board of directors of Buffalo Wild Wings, Inc. approved a $400 million increase in the company’s share repurchase program, authorizing the repurchase of up to a total of $775 million shares of its outstanding common stock from time to time on the open market or in privately negotiated transactions. The share repurchase program is now scheduled to expire on December 30, 2018.
A press release announcing the increased share repurchase program is filed as Exhibit 99.1 hereto.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press Release dated January 24, 2017 announcing increased share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

Date: January 24, 2017	By	/s/ Emily C. Decker
Emily C. Decker
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release dated January 24, 2017 announcing increased share repurchase program.	Filed Electronically